UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2006, Excelligence Learning Corporation (the “Company”) received a decision from the NASDAQ Listing Qualifications Panel (the “Panel”) granting the Company’s request for an additional extension of time to regain compliance with Marketplace Rule 4310(c)(14), which requires that issuers make timely quarterly and annual filings with the Securities and Exchange Commission. The Panel’s previous deadline for the Company to regain compliance was December 30, 2005.

In its new decision, the Panel has agreed to continue the listing of the Company’s securities on The NASDAQ Capital Market, provided that the Company files its restated financial statements for the year ended December 31, 2004 and the quarter ended March 31, 2005, as well as its delinquent reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005, on or before January 31, 2006. The Panel also informed the Company that in the event it has not completed its filings and become fully compliant by the close of business on January 31, 2006, the Company’s shares will be immediately delisted from The NASDAQ Stock Market.

The Company’s stock will remain listed on The NASDAQ Capital Market under the trading symbol “LRNSE” until the Company is current with its periodic reporting requirements or is delisted.

The Company has issued a press release regarding these matters, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliot
	Name:	Ronald Elliot
	Title:	Chief Executive Officer